EXHIBIT 32.2

OFFICER’S CERTIFICATION

Pursuant to 18 U.S.C. 63 – 1350, the Chief Operating Officer and Chief Financial Officer of Austins Steaks and Saloon, Inc. (the “Company”), hereby certifies that the Form 10-Q for the period ended June 30, 2003 and the financial statements contained therein, fully comply with the requirements of Sections 13(a) or 15(d) of the Securities Exchange Act of 1934, and the information contained in the Form 10-Q and the financial statements thereto fairly present, in all material respects, the financial condition and results of operations of the Company.

August 14, 2003
/s/ Robyn B. Mabe

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